SQN AIF IV, L.P, 8-K

Exhibit 99.1

Amendment No. 1

to

Amended and Restated Agreement of Limited Partnership

AMENDMENT NO. 1

TO

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

THIS AMENDMENT NO. 1 (this “Amendment”) to the Amended and Restated Agreement of Limited Partnership of SQN AIF IV, L.P (the “Partnership Agreement”), is effective as of March 3, 2015. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Partnership Agreement as amended hereby.

RECITAL

WHEREAS, Limited Partners of SQN AIF IV, L.P, a Delaware limited liability partnership (the “Partnership”), owning more than 50% of the aggregate outstanding Units desire to amend the Partnership Agreement, and have Consented to authorize the General Partner to amend the Partnership Agreement, so as to extend the Partnership’s maximum offering period to three years after the Effective Date, as provided below.

AMENDMENT

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agree as follows.

1. Section 1.1(75) of the Partnership Agreement is amended and restated to read in its entirety as follows:

“(75) “Offering Termination Date” means the earliest of:

(i) the date on which the Maximum Offering has been sold;

(ii) three years after the Effective Date (subject, as to a particular jurisdiction, to the renewal, requalification or consent of the Administrator requiring the renewal, requalification or consent of the Offering with respect to the extension of the Offering Period beyond one year following the Effective Date in such Administrator’s jurisdiction); or

(iii) any earlier date after the Effective Date as may be determined by the General Partner in its sole discretion.”

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of this 3rd day of March, 2015.

GENERAL PARTNER:

SQN AIF IV GP, LLC

By:	/s/ Jeremiah Silkowski
Name:	Jeremiah Silkowski
Its:	President

LIMITED PARTNERS:

By: SQN AIF IV GP, LLC, as Attorney in Fact

By:	/s/ Jeremiah Silkowski
Name:	Jeremiah Silkowski
Its:	President